NEWS RELEASE

BROOKFIELD HOMES ANNOUNCES CHANGE IN CHIEF FINANCIAL OFFICER
AND
NOTICE OF 2008 Q3 RESULTS WEBCAST AND CONFERENCE CALL
Fairfax, Virginia, October 15, 2008 — (BHS: NYSE) Brookfield Homes Corporation today announced that after 12 years of service, Mr. Paul Kerrigan, CFO, will be leaving Brookfield Homes at the end of November for personal reasons. Mr. Kerrigan assisted in the reorganization of Brookfield Homes in the late 1990’s and then taking it public in 2003. The company wishes Paul well in his future endeavors.
Mr. Craig Laurie will be appointed CFO effective upon Mr. Kerrigan’s departure. Mr. Laurie is the former CFO of Brookfield Properties Corporation, and has, over the past nine years held various positions with Brookfield Asset Management Inc. and associated companies.
Notice of 2008 Q3 Results Webcast and Conference Call
You are invited to participate in Brookfield Homes’ Q3/2008 Webcast and Conference Call on Thursday, October 30, 2008 at 5 p.m. (Eastern Time) to discuss with members of senior management our results and current business initiatives.
Brookfield Homes will release its 2008 third quarter financial results on Thursday, October 30, 2008 at approximately 3:00 p.m. (Eastern Time), and it will be available on the website at www.brookfieldhomes.com under “Investor Relations — Press Releases.” Brookfield Homes’ supplemental information package will also be available under “Investor Relations — Financial Reports and Investor Presentations.” The Conference Call will also be Webcast live on our website, where it will be archived for future reference.
To participate in the Conference Call, please dial 1-800-319-4610, toll free in North America or 604-638-5340, at approximately 10 minutes prior to the start time. For those unable to participate in the Conference Call, a taped rebroadcast will also be available until midnight November 30, 2008. To access this rebroadcast, please call 1-800-319-6413, toll free in North America or 604-638-9010 (code 2818).
Brookfield Homes Corporation
Brookfield Homes Corporation is a land developer and homebuilder. We entitle and develop land for our own communities and sell lots to third parties. We also design, construct and market single-family and multi-family homes primarily to move-up and luxury homebuyers. Our portfolio includes 26,000 lots owned and controlled in the Northern California; Southland / Los Angeles; San Diego / Riverside; and Washington D.C. Area markets. For more information, visit the Brookfield Homes website at www.brookfieldhomes.com.
Contact Information:
Linda Northwood
Director, Investor Relations
Tel: 858-481-2567
Email:  lnorthwood@brookfieldhomes.com